UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2004 Sonic Solutions and Roxio, Inc. (“Roxio”) entered into an Amended and Restated Asset Purchase Agreement (the “Amended Purchase Agreement”) related to the purchase by Sonic Solutions of Roxio’s consumer software division. The Amended Purchase Agreement amends and restates the Asset Purchase Agreement which Sonic Solutions and Roxio entered into on August 9, 2004 (the “Original Purchase Agreement” and together with the Amended Purchase Agreement, the “Purchase Agreement”). The Original Purchase Agreement was filed by Sonic Solutions as Exhibit 2.1 to its Current Report on Form 8-K filed on August 10, 2004.

Pursuant to the terms of the Original Purchase Agreement, Roxio was required to obtain shareholder approval of the transactions contemplated by the Original Purchase Agreement. Following the signing of the Original Purchase Agreement, Roxio determined that it was not required to obtain shareholder approval under Delaware corporate law. The Amended Purchase Agreement reflects certain amendments to the Original Purchase Agreement including (1) the elimination of stockholder approval as a condition to the closing of the transactions contemplated by the Purchase Agreement, (2) the increase of indemnification limits with respect to Roxio’s representations and warranties regarding its organization and authorization of the transactions contemplated by the Purchase Agreement, (3) the removal of the deductible and increase of the survival period for indemnification of Sonic Solutions in connection with claims related to Roxio’s financial statements or authorization of the transactions contemplated by the Purchase Agreement, (4) the modification of the timing of post-closing working capital and channel inventory adjustments contemplated by the Purchase Agreement and (5) the exclusion from the purchased assets of certain non-operational foreign subsidiaries.

The foregoing summary of certain material provisions of the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report and which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 21, 2004, Sonic Solutions announced that it had completed its previously announced purchase of Roxio’s consumer software division. Under the terms of the transaction, Sonic acquired substantially all of the assets of Roxio’s consumer software division, including all products, intellectual property and trademarks, including the “Roxio” name. Under the terms of the Purchase Agreement, Sonic Solutions paid Roxio $70.0 million and issued Roxio 653,837 shares of Sonic common stock (together, the “Purchase Price”), plus an aggregate of approximately $2.3 million representing certain additional amounts payable under the Purchase Agreement pursuant to working capital and channel inventory adjustment calculations. In addition, the Amended Purchase Agreement anticipates certain potential additional adjustments of the cash portion of the Purchase Price. Following the close of the transaction, Roxio changed its name to Napster, Inc. and will no longer be engaged in the consumer software business. The information provided under Item 1.01 of this Current Report is incorporated herein by reference. A copy of the press release is furnished pursuant to Item 7.01 of this Current Report as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Items 1.01 and 2.01 of this Current Report is incorporated herein by reference. Pursuant to the Purchase Agreement, Sonic Solutions assumed almost all of the liabilities and obligations of Roxio’s consumer software division, including:

•	a lease of approximately 70,000 square feet in a facility located in Santa Clara, California (the “Santa Clara Lease”). Roxio is obligated to pay $145,000 per month in rent, which amount increases to $170,000 per month in December 2005. The Santa Clara Lease expires on November 30, 2006. The Santa Clara Lease is subject to customary covenants and acceleration of amounts due under the Santa Clara Lease in the event of certain defaults under the terms of the Santa Clara Lease. Under the terms of the Santa Clara Lease, Sonic Solutions is obligated to provide a letter of credit in the amount of $700,000. Sonic Solutions plans to have the required letter of credit issued by Union Bank of California under the terms of its existing revolving credit facility; and

•	a lease of approximately 45,000 square feet in a facility located in Richmond Hill, Ontario (the “Richmond Hill Lease”). Roxio is obligated to pay approximately CAN $30,000 per month in rent under the Richmond Hill Lease, which amount increases to approximately CAN $31,000 per month in December 2006, approximately CAN $32,000 per month in December 2007 and approximately CAN $33,000 per month in December 2008 . The Richmond Hill Lease expires on December 31, 2008. The Richmond Hills Lease is subject to customary covenants and acceleration of amounts due under the Richmond Hill Lease in the event of certain defaults under the terms of the Richmond Hill Lease. Under the terms of the Richmond Hill Lease, Sonic Solutions assumed the obligation of an existing letter of credit issued by the Royal Bank of Canada in the amount of CAN $75,000.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, Sonic Solutions issued Roxio 653,837 shares of Sonic Solutions common stock (the “Shares”) as part of the Purchase Price for the Roxio consumer software division. Under the terms of the Amended Purchase Agreement, Sonic Solutions has agreed to file a registration statement with respect to the sale of the Shares by Roxio. The information provided under Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The information provided under Item 2.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by 9.01(a) of Form 8-K has not been included with this filing and will be included by amendment to this Current Report on Form 8-K no later than 71 days after this initial report must be filed.

(b) Pro Forma Financial Information.

The financial information required by 9.01(b) of Form 8-K has not been included with this filing and will be included by amendment to this Current Report on Form 8-K no later than 71 days after this initial report must be filed.

(c) Exhibits.

The following documents are filed as exhibits to this report:

Exhibit	Description

2.1	Amended and Restated Asset Purchase Agreement between Sonic Solutions and Roxio, Inc. dated December 17, 2004.

99.1	Press release of Sonic Solutions dated December 21, 2004, announcing the completion of the purchase of the assets comprising the consumer software division of Roxio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ Robert J. Doris
	Name:	Robert J. Doris
	Title:	President and Director
(Principal Executive Officer)

Date: December 23, 2004

EXHIBIT INDEX

2.1	Amended and Restated Asset Purchase Agreement between Sonic Solutions and Roxio, Inc. dated December 17, 2004.

99.1	Press release of Sonic Solutions dated December 21, 2004, announcing the completion of the purchase of the assets comprising the consumer software division of Roxio, Inc.

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